UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 16, 2007

ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8120 Shaffer Parkway
Littleton, Colorado		80127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 285-9885

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

On March 13, 2007, Ascent Solar Technologies, Inc. (“Ascent”) announced that it had consummated a private placement of 1,600,000 shares of common stock to Norsk Hydro Produksjon AS (“Norsk Hydro”), a wholly-owned subsidiary of Hydro ASA, one of the world’s leading suppliers of energy and aluminum.  In connection with that private placement, Ascent granted Hydro certain options to purchase additional shares of common stock and warrants; and these options were approved by Ascent’s shareholders in June 2007.

On August 16, 2007, Ascent announced that Norsk Hydro had exercised one of its options and had purchased 934,462 additional shares of common stock and 1,965,690 Class B warrants, and that immediately after this transaction, Norsk Hydro owned 23.0% of each of the outstanding common stock and Class B warrants of Ascent.  Gross proceeds to Ascent from the investment was $10,480,725, and reflected per share and per warrant purchase prices equal to the average of the closing bids of each security, as reported by Nasdaq, for the five consecutive trading days preceding the date of exercise.  Each Class B warrant is exercisable for one share of common stock for $11.00, and expires on July 10, 2011.  The private placement was effected pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1         Securities Purchase Agreement dated as of March 13, 2007 (incorporated by reference to Exhibit 99.1 of the current report on Form 8-K filed March 13, 2007)

99.2         Stockholders’ Agreement dated as of March 13, 2007 (incorporated by reference to Exhibit 99.2 of the current report on Form 8-K filed March 13, 2007)

99.3         Registration Rights Agreement dated as of March 13, 2007 (incorporated by reference to Exhibit 99.3 of the current report on Form 8-K filed March 13, 2007)

99.4         Press Release titled “Hydro Makes Follow on Investment in Ascent Solar”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

August 16, 2007	By:	/s/ Matthew B. Foster
Name: Matthew B. Foster
Title: President & CEO